Exhibit 10.23

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is being entered into by Groupon, Inc. (“Employer”) and Ken Pelletier (“Employee”) (together, the “Parties”).

1.                                      SEPARATION DATE

1.1           Employee is an at-will employee of Employer. Employee’s last day of employment with Employer is March 23, 2011 (“Separation Date”).

1.2           Employee is the recipient of various outstanding stock options from Company that vest over time, specifically awards on September 1, 2007 (No. 08-010), November 7, 2008 (No. 08-021), and July 9, 2009 (No. 08-051) (collectively, the “Awards”), and which are governed by the ThePoint.com, Inc. 2008 Stock Plan and the Groupon, Inc. 2010 Stock Plan (the “Plans”).

1.3           Schedule A attached hereto sets forth (i) the number of shares of Nonvoting Common Stock of Employer held by Employee and (ii) the number of shares of Nonvoting Common Stock of Employer subject to the Awards which remain unexercised and unvested, without taking into account the acceleration of vesting set forth in Section 2.1.2 below. For clarity, as of the date hereof, Employee does not hold any vested, but unexercised, stock options of Employer.

2.                                      VALUABLE CONSIDERATION

2.1           Severance Package. Employer agrees to provide Employee with the following payments and benefits (“Severance Package”). Employee acknowledges and agrees that the Severance Package constitutes adequate legal consideration for the promises and representations made by him in the Agreement. Receipt of the Severance Package is contingent upon Employee complying with the following conditions: (i) the Agreement must become effective, as set forth in Section 6.2 below; (ii) Employee must continue to abide by the surviving provisions of the Proprietary Rights Agreements, described in Section 4.1; and (iii) Employee must make himself reasonably available to assist in the orderly transition of Employee’s duties to other employees of Employer via telephone or in-person during the period the Severance Payment is made.

2.1.1        Severance Payment. Employer agrees to pay Employee a total of $92,500 (equivalent to six months of Employee’s current Base Salary) in twelve (12) bi-monthly equal installments, less all appropriate federal and state income and employment taxes (“Severance Payment”). Employer will pay the Severance Payment in accordance with Employer’s regular payroll schedule, with the first installment to be paid on the first payday following the Effective Date and each subsequent installment to be paid on each subsequent payday thereafter.

2.1.2        Accelerated Vesting. Employer agrees to accelerate the vesting of Employee’s existing unvested stock options set forth in the Awards (and governed by the Plans, as applicable) so that 50% of his existing unvested options as of the Separation Date are vested as of the Effective Date. The parties agree that, taking into account such accelerated vesting, as of the Separation Date, (i) an aggregate of 30,000 shares, having an exercise price equal to $0.0167 per share, are vested under Award No. 08-010, (ii) an aggregate of 125,000 shares, having an exercise price equal to $0.0167 per share, are vested under Award No. 08-021, and (iii) an aggregate of 97,500 shares, having an exercise price equal to $0.016335 per share, are vested under Award No. 08-051. All remaining unvested shares subject to the Awards will be forfeited as of the Separation Date. The parties acknowledge and agree that, as a result of the three-for-one stock split effective August 10, 2010 and the two-for-one stock split effective January 24, 2011, each share of Non-Voting Common Stock of the Company subject to the Awards represents, as of the date of this Agreement, six (6) shares of Non-Voting Common Stock, and each such post-split share shall have an exercise price equal to one-sixth (1/6) of the exercise price per share to which the Awards were originally subject.

2.2           Employee acknowledges that the benefits described above are over and above anything owed to him by law, contract or under the policies of Employer, and that they are being provided to him expressly in exchange for his entering into this Agreement.

2.3           If Employee is currently participating in any other benefit plans, Employee’s coverage will terminate effective the Separation Date. If Employee is currently receiving healthcare insurance through Employer, current law (COBRA) allows employees to continue group healthcare (medical, dental and vision) coverage, if applicable, up to eighteen months following their separation date. Employee will soon receive a COBRA notice, outlining his rights, as well as cost information. Employee’s healthcare coverage, if any, will be considered to have terminated on the Separation Date for purposes of COBRA continuation coverage. COBRA coverage for which Employee and his dependents may be eligible will be at Employee’s sole expense. For purposes of COBRA continuation, Employee’s COBRA eligibility date will be the day after the Separation Date.

3.                                      GENERAL RELEASE AND WAIVER

3.1           In consideration of Employer’s promises made within this Agreement, Employee unconditionally, irrevocably and absolutely waives, releases and discharges Employer, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Employer, past and present, including but not limited to The Point, LLC, as well as the past and present employees, officers, directors, agents, successors and assigns of Employer (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Employer, the termination of Employee’s employment with Employer, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Employer. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to claims involving intellectual property or innovations that Employee may have worked on or come up with during the period in which he was being compensated by any of the Released Parties, alleged violations of the Illinois Human Rights Act, the Illinois Minimum Wage Law, the Illinois Wage Payment and Collection Act, the Illinois One Day Rest in Seven Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Personnel Record Review Act,

the Illinois Worker Adjustment and Retraining Notification Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Workers’ Compensation Act and any other statute set forth in Chapter 820 or any other chapter of the Illinois Compiled Statutes that pertains or relates to, or otherwise touches upon, the employment relationship between Employer and Employee, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and all claims for attorneys’ fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as claims for any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act, as set forth in this Agreement. Further, nothing in this Section 3.1 shall release any of the Released Parties’ obligations, covenants, and agreements under this Agreement.

3.2           Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

3.3           Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete.

3.4           Employee represents that, as of the date of this Agreement, he has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Employer or any of the other Released Parties in any court or with any governmental agency.

3.5           Employee acknowledges and agrees that the general release and waiver clause in this Agreement is an essential and material term of the Agreement, and that without such clause, no agreement would have been reached by the Parties.

4.                                      ACKNOWLEDGEMENTS BY EMPLOYEE

4.1           Employee acknowledges that he has read and signed, and will continue to abide by, Employer’s Employee Innovations and Proprietary Rights Assignment Agreement executed by Employee on July 15, 2009 and the Confidentiality Agreement, executed by Employee on April 30, 2007 (the “Proprietary Rights Agreements”) which are incorporated herein by reference as if set forth herein in its entirety. Nothing in this Agreement is intended to modify, supersede or replace any provision, right or obligation of the Proprietary Rights Agreements.

4.2           Employee acknowledges that he has been paid all wages, commissions, incentive payments, and bonuses owed to him by Employer, to date.

5.                                     NON-DISPARAGEMENT

5.1           Employee confirms and agrees that he will not make any oral or written statements to any third party about any of the Released Parties that are intended or reasonably likely either to disparage any of the Released Parties. Employee shall be freely allowed, at his discretion, to make both oral and written statements that state that he was an original employee of Groupon. Employee acknowledges and agrees that the non-disparagement clause in this Agreement is an essential and material term of the Agreement, and that without such clause, no agreement would have been reached by the Parties. Additionally, if Employee is compelled by the legal process to provide statements, information, or testimony regarding his employment with any of the Released Parties, he will do so in a truthful manner, and doing so is not a breach of the terms of this Agreement.

6.             OLDER WORKERS’ BENEFIT PROTECTION ACT. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Employee is advised to consult with an attorney before executing this Agreement.

6.1           Acknowledgements/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.

6.2           Revocation/Effective Date. This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by Andrew Mason, Chief Executive Officer, 600 W Chicago Ave., Suite 620, Chicago, IL 60654 by 5:00 p.m. Central Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package shall become due and payable in accordance with Section 2 above, after the Effective Date, provided Employee signs this Agreement and does not revoke.

6.3           Preserved Rights of Employee. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act.

7.                                      CONFIDENTIALITY/RETURN OF COMPANY PROPERTY

7.1           Employee represents and warrants that as of the Separation Date, he will have returned all property belonging to Employer. Such property includes, but is not limited to, keys, passwords, access cards, credit or phone cards, any computer hardware or software, any products relating to Employer or its competition, any design work, product engineering, test results, customer information, pricing and cost information, financial data or information, any vendor samples or information, management materials, including all correspondence, manuals, letters, notes, notebooks, data report programs, plan proposals, and other confidential, proprietary and/or trade secret information, regardless of whether the information is in written, printed, electronic, or other form and regardless of whether it was written or compiled by Employee or other persons, as well as any and all other property that comprises property owned by Employer. Notwithstanding the foregoing to the contrary, Employer acknowledges and agrees that in connection with his performance of transition services from time to time as reasonably requested by Employer for a period not to exceed six (6) months following the Effective Date, Employee shall retain (i) all keys and access cards in order to access to Employer’s premises and (ii) his e-mail address and access to Employer’s e-mail services. In addition, Employee shall be entitled to keep his mobile telephone number and transfer such number to a device owned by Employee. Employee agrees that he will not retain any originals or copies of any Employer property, whether prepared or created by Employee or otherwise coming into Employee’s possession or control in the course of his employment with Employer. Employee agrees to keep the terms of the Agreement confidential between him and Employer, except that he may tell his immediate family and attorney or accountant, if any, as needed, but in no event should he discuss the Agreement or its terms with any current or prospective employee of Employer.

8.                                      INITIAL OFFERING; MARKET STAND-OFF AGREEMENT

8.1           Employer shall notify Employee in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of the Initial Offering and will afford Employee an opportunity to include in such registration statement all or part of the shares of Common Stock then held by Employee. If Employee desires to include in any such registration statement all or any part of the shares of Common Stock then held by Employee, he shall, within fifteen (15) days after the above-described notice from Employer, so notify Employer in writing, and in such event, Employee shall be permitted to include in such registration up to that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock which Employee desires to include in such registration by (ii) a fraction, (A) the numerator of which is the number of shares of Common Stock which all other holders of shares of Common Stock are permitted to register in connection with such registration, and (B) the denominator of which is the total number of shares of Common Stock then held by all other holders of shares of Common Stock. Employee acknowledges and agrees that the inclusion of any shares of Common Stock of Employee in such registration shall be conditioned upon Employee entering into any underwriting and indemnification agreements or other documents or instruments which the other holders of shares of Common Stock participating in such registration are required to enter into (and on the same terms) and bearing Employee’s proportionate share of any costs or expenses of such registration which such other holders participating in such registration are required to bear.

8.2           Employee hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of Employer held by Employee (other than those included in the registration following the effective date of Employer’s first firm commitment underwritten public offering of its Common Stock (the “Initial Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), purchased in the Initial Offering or purchased in the secondary market after the Initial Offering) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or Employer shall reasonably request in order to facilitate compliance with NASD Rule 2711); provided, that all officers and directors of Employer and holders of at least one percent (1%) of Employer’s voting securities are bound by similar restrictions and have entered into similar agreements. The obligations described in this Section 8.2 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Any discretionary waiver or termination of the restrictions in this Section 8.2 by Employer or the underwriters shall apply pro rata to all of Employer’s stockholders based on the number of shares of Common Stock held by such stockholders, except that, notwithstanding the foregoing, Employer and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to 50,000 shares of Common Stock.

8.3           Employee agrees to execute and deliver such other agreements as may be reasonably requested by Employer or the underwriter that are consistent with Employee’s obligations under Section 8.2 or that are necessary to give further effect thereto. In addition, if requested by Employer or the representative of the underwriters of Common Stock (or other securities) of Employer, Employee shall provide, within ten (10) days of such request, such information as may be required by Employer or such representative in connection with the completion of any public offering of Employer’s securities pursuant to a registration statement filed under the Securities Act. Employer may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period. Employee agrees that any transferee of any shares of Common Stock held by Employee shall be bound by Section 8.2 and this Section 8.3. The underwriters of Employer’s stock are intended third party beneficiaries of Sections 8.2 and this Section 8.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.                                      MISCELLANEOUS

9.1           The Parties agree that this Agreement, including the surviving provisions of the Proprietary Rights Agreements, the Awards, and the Plans, which are all expressly incorporated herein by reference, set forth the entire agreement between them and supersedes all other written or oral understandings or contracts. This Agreement may not be modified or amended except by a written instrument executed by both of the Parties.

9.2           The Parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

9.3           Each of the Parties to this Agreement represents and warrants that: (a) no other person or entity has or has had any interest in the claims released under this Agreement and (b) he, she or it has not assigned, transferred, conveyed, subjected to a security interest, or otherwise encumbered or impaired in any way any of the claims released under this Agreement.

9.4           In the event any provision of this Agreement is adjudicated to be unenforceable in whole or in part, the Parties intend for such provision to be modified to the extent necessary to render it enforceable, or alternatively, excised from the Agreement without effecting the validity of the remaining provisions of the Agreement.

9.5           By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. This Agreement is not an admission of wrongdoing or liability by either Employer or Employee and shall not be used or construed as such in any legal or administrative proceeding.

9.6           This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof

9.7           This Agreement shall be subject to and construed in accordance with the laws of the State of Illinois. Venue shall be in Cook County for any disputes arising out of the interpretation or enforcement of this Agreement.

9.8           This Agreement is binding on and inures to the benefit of Employer, its successors and assigns, and is binding on and inures to the benefit of Employee, his heirs and assigns.

9.9           This Agreement may be executed in counterparts. Signatures transmitted electronically are as effective as original signatures.

9.10         Each person signing this Agreement hereby expressly represents and warrants that he or she is expressly authorized in law and in fact to do so individually and/or on behalf of any entity listed herein as a signatory of this Agreement.

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HAVING READ AND UNDERSTOOD THIS AGREEMENT. CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT ON THE DATES SET FORTH BELOW

KEN PELLETIER		GROUPON, INC.

/s/ Ken Pelletier		By:	/s/ Jason Child

Date:	4/4/2011	Title:	CFO

		Date:	4/6/11

SCHEDULE A

Pelletier Outstanding Common Stock and Opertions(1)

Security Type	Number of Shares

Nonvoting Common Stock	1,171,972

Unvested Stock Options	506,000

Award	Total Grant	Shares Exercised	Unvested Outstanding
Award No. 08-010	240,000	210,000	30,000
Award No. 08-021	300,000	175,000	125,000
Award No. 08-051	600,000	250,000	350,000

TOTAL	1,676,972

(1)  The share amounts on this Schedule A reflect the three-for-one stock split effective August 10, 2010 and the two-for-one split effective January 24, 2011.